THORNBURG LIMITED TERM MUNICIPAL FUND

SHAREHOLDER MEETING INFORMATION

A special meeting (the “Meeting”) of the shareholders of Thornburg Limited Term Municipal Fund – National Portfolio (the “National Portfolio,” which was, until June 21, 2004, a series of Thornburg Limited Term Municipal Fund, Inc. (the “Company”), and since June 21, 2004, a series of Thornburg Investment Trust) was held on April 28, 2004, as adjourned to May 21, 2004, at the offices of Thornburg Investment Management, Inc., 119 East Marcy Street, Santa Fe, New Mexico 87501.

The shareholders of the National Portfolio approved at the Meeting an Agreement and Plan of Reorganization providing for the reorganization of the National Portfolio into a series or “Fund” of Thornburg Investment Trust called “Thornburg Limited Term Municipal Fund,” by the transfer of all of the assets of the National Portfolio to Thornburg Limited Term Municipal Fund, in exchange solely for voting shares of Thornburg Limited Term Municipal Fund, and for the distribution of those shares to the shareholders of the National Portfolio. See Note 1 in the notes to financial statements.

At the same meeting, the shareholders of Thornburg Limited Term Municipal Fund – California Portfolio (the “California Portfolio”), another series of the Company, approved an Agreement and Plan of Reorganization providing for the reorganization of the California Portfolio into Thornburg California Limited Term Municipal Fund, a series of Thornburg Investment Trust.

The voting results for the matters voted on are as follows:

Thornburg Limited Term Municipal Fund – National Portfolio

Shares Voted for	Shares Voted Against or Withheld	Shares Abstained	Broker Non-Vote	Shares Voted
56,080,363	1,214,687	2,316,178	-	59,611,228

THORNBURG CALIFORNIA LIMITED TERM MUNICIPAL FUND

SHAREHOLDER MEETING INFORMATION

A special meeting (the “Meeting”) of the shareholders of Thornburg Limited Term Municipal Fund – California Portfolio (the “California Portfolio,” which was, until June 21, 2004, a series of Thornburg Limited Term Municipal Fund, Inc. (the “Company”), and since June 21, 2004, a series of Thornburg Investment Trust) were held on April 28, 2004, as adjourned to May 21, 2004, at the offices of Thornburg Investment Management, Inc., 119 East Marcy Street, Santa Fe, New Mexico 87501.

The shareholders of the California Portfolio considered at the Meeting the approval of an Agreement and Plan of Reorganization providing for the reorganization of the California Portfolio into a series or “Fund” of Thornburg Investment Trust called “Thornburg California Limited Term Municipal Fund,” by the transfer of all of the assets of the California Portfolio to Thornburg California Limited Term Municipal Fund, in exchange solely for voting shares of Thornburg California Limited Term Municipal Fund, and for the distribution of those shares to the shareholders of the California Portfolio. See Note 1 in the notes to financial statements.

Similarly, the shareholders of Thornburg Limited Term Municipal Fund – National Portfolio (the “National Portfolio”) another series of the Company, approved an Agreement and Plan of Reorganization providing for the reorganization of the National Portfolio into Thornburg Limited Term Municipal Fund, a series of Thornburg Investment Trust.

The voting results for the matters voted on are as follows:

Thornburg Limited Term Municipal Fund – California Portfolio

Shares Voted for	Shares Voted Against or Withheld	Shares Abstained	Broker Non-Vote	Shares Voted
7,392,850	189,676	286,920	-	7,869,446